Exhibit 10.22

INSPIRE MEDICAL SYSTEMS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of Inspire Medical Systems, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”).  The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Policy shall become effective after the effectiveness of the Company’s initial public offering (the “IPO”) and immediately prior to the establishment of the IPO price of the shares of common stock of the Company (the “Effective Time”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion.  The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.  No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to this Policy.

1.                                      Cash Compensation.

(a)                                 Annual Retainers.  Each Non-Employee Director shall receive an annual retainer of $40,000 for service on the Board.

(b)                                 Additional Annual Retainers.  In addition, a Non-Employee Director shall receive the following annual retainers:

(i)                                     Chairperson of the Board.  A Non-Employee Director serving as Chairperson of the Board shall receive an additional annual retainer of $35,000 for such service.

(ii)                                  Audit Committee.   A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service.  A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.

(iii)                               Compensation Committee.  A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service.  A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(vi)                              Nominating and Corporate Governance Committee.   A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service.  A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(c)                                  Payment of Retainers.  The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter.  In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.                                      Equity Compensation.  Non-Employee Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2018 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board.  All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

(a)                                 Annual Awards.  Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Time and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an option to purchase the number of shares of the Company’s common stock (at a per-share exercise price equal to the closing price per share of the Company’s common stock on the date of such Annual Meeting (or on the last preceding trading day if the date of the Annual Meeting is not a trading day)) having an aggregate fair value on the date of grant of $110,000 (as determined in accordance with FASB Accounting Codification Topic 718 (“ASC 718”) and subject to adjustment as provided in the Equity Plan).  The awards described in this Section 2(a) shall be referred to as the “Annual Awards.”  For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.

(b)                                 Initial Awards.  Each Non-Employee Director who is initially elected or appointed to the Board after the date the IPO price of the shares of the Company’s common stock is established in connection with the IPO, on any date other than the date of an Annual Meeting, shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of an option to purchase shares of the Company’s common stock (at a per-share exercise price equal to the closing price on the Company’s common stock on such date (or on the last preceding trading day if such date is not a trading day)), having an aggregate fair value on such Non-Employee Director’s Start Date equal to $165,000 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan).  The awards described in this Section 2(b) shall be referred to as “Initial Awards.”  For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.

(c)                                  Termination of Employment of Employee Directors.  Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.

(d)                                 Vesting of Awards Granted to Non-Employee Directors.  Each Annual Award shall vest and become exercisable on the first anniversary of the date of grant and each Initial Award shall vest and become exercisable in three equal annual installments following the date of grant (such that the Initial Award shall vest and become exercisable in full on the third anniversary of the date of grant), in each case subject to the Non-Employee Director continuing in service through the applicable vesting dates.  No portion of an Annual Award or Initial Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter.

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